As filed with the Securities and Exchange Commission on November 12, 2010

Registration No. 333-04635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDCI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2694280 (I.R.S. Employer Identification Number)
11 East 44th Street New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Glenayre 1996 Incentive Stock Plan
(Full title of the plan)

Matthew K. Behrent
Executive Vice President, Corporate Development
EDCI Holdings, Inc.
11 East 44th Street
New York, New York 10017
(Name and address of agent for service)

(646) 201-9549
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☐	Accelerated filer
☑	Smaller reporting company

DEREGISTRATION OF UNSOLD SECURITIES

EDCI Holdings, Inc. (“EDCI”) is filing this Post-Effective Amendment No. 3 to Form S-8 to deregister all shares of EDCI’s common stock, $0.02 par value per share (“Common Stock”), that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 333-04635) originally filed on May 28, 1996, as well as the related Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-04635) filed on May 26, 1998, and the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-04635) filed on August 8, 2003 (collectively, the “Registration Statement”).  EDCI has delisted its Common Stock from the NASDAQ Stock Market and is deregistering its Common Stock under Sections 12(b) and 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 25 and a Form 15 with the SEC.  Because EDCI will no longer be filing reports pursuant to the Exchange Act, EDCI is deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by EDCI in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EDCI Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 12, 2010.

EDCI HOLDINGS, INC.

By:	/s/ Clarke H. Bailey
Clarke H. Bailey Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clarke H. Bailey
Clarke H. Bailey	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	November 12, 2010
/s/ Kyle E. Blue
Kyle E. Blue	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2010
/s/ Ramon D. Ardizzone
Ramon D. Ardizzone	Director	November 12, 2010
/s/ Cliff O. Bickell
Cliff O. Bickell	Director	November 12, 2010
/s/ Peter W. Gilson
Peter W. Gilson	Director	November 12, 2010
/s/ David A. Sandberg
David A. Sandberg	Director	November 12, 2010